Exhibit 4.5

Execution Version

FOURTH AMENDING AGREEMENT DATED AS OF DECEMBER 11, 2019

TO THE RESTATED CREDIT AGREEMENT DATED AS OF OCTOBER 5, 2017

AMONG

MAXAR TECHNOLOGIES INC.

as successor Borrower

– and –

MDA SYSTEMS HOLDINGS LTD.

as Cdn. Borrower

– and –

ROYAL BANK OF CANADA

as Administrative Agent

– and –

ROYAL BANK OF CANADA

as Collateral Agent

– and –

THE LENDERS FROM TIME TO TIME PARTY THERETO

as Lenders

FOURTH AMENDING AGREEMENT

THIS AGREEMENT dated as of December 11, 2019.

AMONG:

MAXAR TECHNOLOGIES INC., a publicly-traded corporation organized under the laws of the State of Delaware (hereinafter referred to as the “US Borrower”)

OF THE FIRST PART

– and –

MDA SYSTEMS HOLDINGS LTD., a corporation existing under the federal laws of Canada (hereinafter referred to as the “Cdn. Borrower”, and collectively with the US Borrower, the “Borrowers”)

OF THE SECOND PART

–  and –

ROYAL BANK OF CANADA, a Canadian chartered bank, in its capacity as administrative agent of the Lenders (hereinafter referred to as the “Administrative Agent”)

OF THE THIRD PART

– and –

ROYAL BANK OF CANADA, a Canadian chartered bank, in its capacity as collateral agent of the Lenders (hereinafter referred to as the “Collateral Agent”)

OF THE FOURTH PART

WHEREAS the Borrowers and the Agents are certain of the parties to the Credit Agreement;

AND WHEREAS pursuant to proviso (iv) in Section 14.2(9) of the Credit Agreement, the Borrowers and the Agents are authorized, each in their respective sole discretion, and without the consent of any other Person, to amend or supplement any Credit Facility Document to effect the protection, expansion or enhancement of any security interest in any Collateral for the benefit of the Secured Parties;

AND WHEREAS the Borrowers and the Agents have agreed to amend and supplement the Credit Agreement in order to protect, expand and/or enhance the security interests in the Collateral for  the benefit of the Secured Parties;

NOW THEREFORE in consideration of the covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby conclusively acknowledged by each of the parties hereto, the parties hereto covenant and agree as follows:

1.          INTERPRETATION

1.1        In this Agreement (including the recitals hereto), unless something in the subject matter or context is inconsistent therewith:

“Agreement” means this Fourth Amending Agreement;

“Credit Agreement” means that certain Restated Credit Agreement dated as of October 5, 2017, among MacDonald, Dettwiler and Associates Ltd. (as predecessor to the US Borrower), the Agents and the Lenders, as amended by the First Amending Agreement (as defined in the Third Amending Agreement), the Second Amending Agreement (as defined in the Third Amending Agreement) and the Third Amending Agreement; and

“Third Amending Agreement” means that certain Third Amending Agreement dated as of November 4, 2019 between the Borrowers, the Administrative Agent and the Lenders party thereto.

1.2        Capitalized terms used herein without express definition shall have the same meanings herein as are ascribed thereto in the Credit Agreement.

1.3        The division of this Agreement into Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms “this Agreement”, “hereof”, “hereunder” and similar expressions refer to this Agreement and not to any particular Section or other portion hereof and include any agreements supplemental hereto. Unless expressly indicated otherwise, all references to “Section” or “Sections” are intended to  refer  to  a  Section or Sections of the Credit Agreement.

2.          AMENDMENTS

2.1        Section 1.1 of the Credit Agreement is amended by inserting the following new definition of “Senior Secured Notes” in proper alphabetical order:

““Senior Secured Notes” means the 9.75% senior secured notes in the principal amount of US$1,000,000,000 due December 31, 2023 which were issued by SSL Robotics LLC on December 2, 2019 and assumed by the Borrower on the date hereof and which constitute First Lien Obligations.”

2.2        Section 8.6 of the Credit Agreement is amended by replacing the period at the end of Section 8.6(c) with a semi-colon and an “and” and by inserting the following new clause (d) immediately after Section 8.6(c):

“(d) any Lien which is granted (or perfected) on the collateral which secures the First Lien Obligations in respect of the Senior Secured Notes shall at no time (i) include a Lien on any Excluded Collateral unless a Lien is concurrently granted (or perfected) on such Excluded Collateral to secure the Obligations or (ii) otherwise be granted (or perfected) if such a Lien has not also been granted (or perfected) to secure the Obligations.”

2.3        Section 10.1 of the Credit Agreement is amended by inserting the following new Sections 10.1(26) and 10.1(27) immediately after Section 10.1(25):

“(26)     Additional  MDA  Obligors (Unsecured).  The  Borrower shall cause any Subsidiary  (other than an MDA Obligor) that provides a guarantee of the Senior Secured Notes which is not secured by any Liens (each a “Senior Note Unsecured Guarantor”) to concurrently be designated as a Designated Subsidiary and shall concurrently provide all of the documents required by Section 8.2(b) other than any documents which relate to the granting of Liens; provided that if such Senior Note Unsecured Guarantor is fully released from all liability under its guarantee of the Senior Secured Notes, the Borrower may remove such Senior Note Unsecured Guarantor as a Designated Subsidiary in accordance with Section 8.2(a).

 (27)      Additional MDA Obligors (Secured).  The Borrower shall cause any Subsidiary (other  than an MDA Obligor) that provides a guarantee of, and grants Liens on its assets securing, the Senior Secured Notes (each a “Senior Note Secured Guarantor”) to be concurrently designated as a Designated Subsidiary and shall concurrently provide all of the documents required by Section 8.2(b); provided that if such Senior Note Secured Guarantor is fully released from all liability under its guarantee of and Liens securing the Senior Secured Notes, the Borrower may remove such Senior Note Secured Guarantor as a Designated Subsidiary in accordance with Section 8.2(a).

2.4        This Agreement shall become effective (a) upon the receipt by the Administrative Agent of a copy of this Agreement, executed by (i) the US Borrower, (ii) the Cdn. Borrower, (iii) the Administrative Agent and (iv) the Collateral Agent, and (b) the occurrence of the Amendment Effective Date (as defined in the Third Amending Agreement).

3.          REPRESENTATIONS AND WARRANTIES

3.1        On the date hereof, the US Borrower represents and warrants to the Agents that all representations and warranties set forth in Article 7 of the Credit Agreement (except those expressed to be made as of any specific date) are true and accurate in all material respects on the date hereof; provided that any representation and warranty that is qualified as to “materiality”, “material adverse effect” or similar language shall be true and correct in all respects (after giving effect to any such qualification therein).

3.2        The representations and warranties in Section 3.1 of this Agreement shall survive the execution and delivery of this Agreement, notwithstanding any investigations or examinations which may be made by or on behalf of the Agents. Such representations and warranties shall survive until the Credit Agreement has been terminated.

4.          CONFIRMATION OF CREDIT AGREEMENT AND OTHER DOCUMENTS

The Credit Agreement and all covenants, terms and provisions thereof shall, subject to the provisions of this Agreement, be and continue to be in full force and effect.

5.          MISCELLANEOUS

5.1        This Agreement shall be governed by and construed in accordance with the Laws of the State of New York and the Laws of the United States of America applicable therein.

5.2        The parties hereto shall from time to time do all such further acts and things and execute and deliver all such documents as are required in order to effect the full intent of and fully perform and carry out the terms of this Agreement.

5.3        This Agreement may be executed in any number of counterparts, including by way of facsimile or PDF, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument.

5.4        This Agreement shall constitute a Credit Facility Document for the purposes of the Credit Agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first written above.

MAXAR TECHNOLOGIES INC., as US Borrower
By:	/s/ Randall H. Lynch
	Name:	Randall H. Lynch
	Title:	Senior Vice President and
Treasurer
By:
Name:
Title:

This page is attached to and forms part of the Fourth Amending Agreement in respect of the Restated Credit Agreement dated of October 5, 2017, among Maxar Technologies Inc., as successor Borrower, each of the Lenders, and Royal Bank of Canada, as Administrative Agent and Collateral Agent.

MDA SYSTEMS HOLDINGS LTD., as Cdn.
Borrower
By:	/s/ Randall H. Lynch
	Name:	Randall H. Lynch
	Title:	President and Treasurer
By:
Name:
Title:

This page is attached to and forms part of the Fourth Amending Agreement in respect of the Restated Credit Agreement dated of October 5, 2017, among Maxar Technologies Inc., as successor Borrower, each of the Lenders, and Royal Bank of Canada, as Administrative Agent and Collateral Agent.

ROYAL BANK OF CANADA, as Administrative
Agent
By:	/s/ Helena Sadowski
	Name:	Helena Sadowski
	Title:	Manager. Aqency
By:
Name:
Title:

This page is attached to and forms part of the Fourth Amending Agreement in respect of the Restated Credit Agreement dated of October 5, 2017, among Maxar Technologies Inc., as successor Borrower, each of the Lenders, and Royal Bank of Canada, as Administrative Agent and Collateral Agent.

ROYAL BANK OF CANADA, as Collateral Agent

By:	/s/ Helena Sadowski
	Name:	Helena Sadowski
	Title:	Manager. Aqency
By:
Name:
Title:

This page is attached to and forms part of the Fourth Amending Agreement in respect of the Restated Credit Agreement dated of October 5, 2017, among Maxar Technologies Inc., as successor Borrower, each of the Lenders, and Royal Bank of Canada, as Administrative Agent and Collateral Agent.